Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747
================================================================================

                          Subject to Completion: PROSPECTUS SUPPLEMENT
                          (To Prospectus dated March 27, 2006)
                          Preliminary Prospectus Supplement dated April 24, 2006

PRINCIPAL PROTECTED NOTES

UBS AG $__ NOTES LINKED TO AN INDEX BASKET DUE __ 2011

Issuer (Booking Branch):    UBS AG (Jersey Branch)

Maturity Date:              We currently expect that the Notes will mature on a
                            date no earlier than February __, 2011 and no later than August __, 2011, to be determined on or about
                            May 24, 2006 (the "trade date")

No Interest Payments:       We will not pay you interest during the term of the
                            Notes.

Index Basket:               The Index Basket (the "Basket") will be composed of
                            three indices (the "Basket Indices"). The Basket
                            Indices and their weightings in the Basket are as follows:

                            BASKET INDICES                               WEIGHTS
                            ----------------------------------------------------
                            S&P 500(R) Index ("S&P Index") .............  33.34%
                            Dow Jones EURO STOXX 50(SM) Index ("DJ EURO
                            STOXX Index") ..............................  33.33%
                            Nikkei(R) 225 Index ("Nikkei Index") .......  33.33%

Payment at Maturity:        At maturity, you will receive a cash payment per $10
                            principal amount of your Notes equal to the Greater of:

                                (i) $10

                                OR

                                (ii) $10 + ($10 x (Participation Rate x Basket
                                            Return)).

                            See "Specific Terms of the Notes--Payment at
                            Maturity" beginning on page S-26.

Participation Rate:         100%

Basket Return:              Basket Ending Level - Basket Starting Level
                            -------------------------------------------
                                         Basket Starting Level

Basket Starting Level:      100

Basket Ending Level:        The Basket Ending Level will be calculated as
                            follows:

                            100 x (1 + (33.34% of the S&P Index Return + 33.33%
                            of the DJ EURO STOXX Index Return + 33.33% of the Nikkei Index Return))

                            See "What are the steps to calculate payment at maturity" on page S-4 for information concerning the calculation of the return on each Basket Index.

No Listing:                 The Notes will not be listed or displayed on any
                            securities exchange, the Nasdaq National Market
                            System or any electronic communications network.

CUSIP Number:               __

SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ...............
Total ..................

UBS INVESTMENT BANK                UBS FINANCIAL SERVICES INC.     [LOGO OF UBS]
Prospectus Supplement dated May __, 2006

================================================================================

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PROSPECTUS SUPPLEMENT SUMMARY

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Notes are medium-term notes issued by UBS, offering full principal protection and 100% of any appreciation of the Basket. The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of three indices (each a "Basket Index" and together, the "Basket Indices").

The Basket Indices and their relative weightings are set forth below:

         BASKET INDICES                                           WEIGHTS
         ----------------------------------------------------------------
         S&P 500(R) Index ("S&P Index") ......................     33.34%
         Dow Jones EURO STOXX 50(SM) Index ("DJ EURO
         STOXX Index") .......................................     33.33%
         Nikkei(R) 225 Index ("Nikkei Index") ................     33.33%

The relative weights of the Basket Indices will not change over the term of the Notes.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index is based on the aggregate market value of 500 companies as of a particular time. The S&P Index is reported by Bloomberg L.P. under the ticker symbol "SPX."

The DJ EURO STOXX Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The DJ EURO STOXX Index is reported by Bloomberg L.P. under ticker symbol "SX5E."

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under ticker symbol "NKY."

For further information concerning the Basket Indices, see "The Indices" beginning on page S-14.

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i)   $10

            OR

      (ii)  $10 + ($10 x (Participation Rate x Basket Return)).

The "Participation Rate" will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

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                                                                             S-1

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The "Basket Return," which may be positive or negative, will be calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                    Basket Starting Level

The "Basket Starting Level" will equal 100 and the "Basket Ending Level" will be calculated as follows:

            100 x (1 + (33.34% of the S&P Index Return + 33.33% of the DJ EURO STOXX Index Return + 33.33% of the Nikkei Index Return))

The return on each Basket Index over the term of the Notes will be based on the appreciation or depreciation in the level of the respective Basket Index on the trade date relative to a date we currently expect to be no earlier than February __, 2011 and no later than August __, 2011, to be determined on the trade date (the "final valuation date").

We will not pay you interest during the term of the Notes.

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-26.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity for 100% participation in the potential appreciation in the level of the Basket from the trade date relative to the final valuation date. You will receive 100% of any Basket gains at maturity.

> PRESERVATION OF CAPITAL--You will receive at least $10 per $10 principal amount of your Notes if you hold the Notes to maturity, regardless of the performance of the Basket.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-8.

> PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. You will be entitled to receive at least the full principal amount of your Notes only if you hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss.

> MARKET RISK--Amounts payable on the Notes and their market value will depend on the performance of the Basket Indices and the extent to which the Basket Return is positive or negative.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the S&P Index (the "S&P Index Constituent Stocks"), the DJ EURO STOXX Index (the "DJ EURO STOXX Index Constituent Stocks") and the Nikkei Index (the "Nikkei Index Constituent Stocks", and together with the S&P Index Constituent Stocks and the DJ EURO STOXX Index Constituent Stocks, the "Basket Constituent Stocks").

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S-2

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>     NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Basket Indices.

> You seek an investment that offers full principal protection on the Notes when held to maturity.

>     You are willing to hold the Notes to maturity.

>     You do not seek current income from this investment.

> You are willing to invest in the Notes based on the range indicated for the maturity date (the actual investment term will be set on the trade date).

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You do not seek exposure to any of the U.S., European or Asian equity markets.

>     You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>     You seek current income from your investments.

>     You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, even though you will not receive any payments from us until maturity. Your cost basis in your Notes will be increased by the amount you are required to include in income. We have determined that the comparable yield is equal to __% per annum, compounded semiannually. This comparable yield is neither a prediction nor a guarantee of what the actual payment at maturity will be, or that the actual payment at maturity will even exceed the full principal amount.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-34.

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                                                                             S-3

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WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE S&P INDEX RETURN, THE DJ EURO STOXX INDEX RETURN AND THE NIKKEI INDEX RETURN.

The "S&P Index Return" is calculated based on the closing level of the S&P Index on the trade date relative to the final valuation date and is calculated as follows:

      S&P Index Return = S&P Index Ending Level - S&P Index Starting Level
                         -------------------------------------------------
                            S&P Index Starting Level

where the S&P Index Starting Level is __ and the S&P Index Ending Level will be the closing level of the S&P Index on the final valuation date.

The "DJ EURO STOXX Index Return" is calculated based on the closing level of the DJ EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

                                     DJ EURO STOXX Index Ending Level -
        DJ EURO STOXX Index Return = DJ EURO STOXX Index Starting Level
                                     ----------------------------------
                                     DJ EURO STOXX Index Starting Level

where the DJ EURO STOXX Index Starting Level is __ and the DJ EURO STOXX Index Ending Level will be the closing level of the DJ EURO STOXX Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

  Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                        -------------------------------------------------------
                                        Nikkei Index Starting Level

where the Nikkei Index Starting Level is __ and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

 100 x (1 + (33.34% of the S&P Index Return + 33.33% of the DJ EURO STOXX Index
                  Return + 33.33% of the Nikkei Index Return))

STEP 3: CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                       Basket Starting Level

The Basket Starting Level is 100.

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S-4

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STEP 4: CALCULATE THE PAYMENT AT MATURITY.

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i)   $10

            OR

      (ii)  $10 + ($10 x (Participation Rate x Basket Return)).

The Participation Rate will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

--------------------------------------------------------------------------------

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HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY

The examples below are based on the following assumptions:

--------------------------------------------------------------------------------
Initial Investment:              $10.00
Basket Starting Level:           100
Principal Protection:            100% at maturity
Participation Rate:              100%
Term:                            4 years 9 months - 5 years 3 months (the actual
                                 term will be determined on the trade date)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE 1 -- THE BASKET RETURN IS UP 40%

CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

If we assume that the Basket Return is 40%, the investor would receive at maturity the principal amount of each Note plus a payment equal to 100% of the positive Basket Return, as set forth below:

At maturity, you will receive a cash payment equal to the GREATER of:

(i)  $10.00                                                               $10.00
     OR
(ii) $10.00 + ($10.00 x (100% x Basket Return))
     $10.00 + ($10.00 x (100% x 40%))                                     $14.00

INVESTOR RECEIVES $14.00 AT MATURITY FOR EACH NOTE (A 40% TOTAL RETURN).

CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

Principal amount =                                                        $10.00
     PLUS
Principal amount x Basket Return
$10.00 x 40% =                                                            $ 4.00
                                                                          ------
                                                            TOTAL:        $14.00
                                                                          ======

INVESTOR WOULD RECEIVE $14.00 ON A $10.00 DIRECT INVESTMENT IN THE BASKET (A 40% TOTAL RETURN).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE 2 - THE BASKET RETURN IS DOWN 40%

CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

If we assume that the Basket Return is -40%, the investor would receive at maturity only the principal amount of each Note.

At maturity, you will receive a cash payment equal to the GREATER of:

(i)  $10.00                                                               $10.00
     OR
(ii) $10.00 + ($10.00 x (100% x Basket Return))
     $10.00 + ($10.00 x (100% x -40%))                                    $ 6.00

INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH NOTE (A 0% TOTAL RETURN).

CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

Principal amount =                                                        $10.00
     PLUS
Principal amount x Basket Return
$10.00 x (-40%) =                                                        -$ 4.00
                                                                          ------
                                                            TOTAL:        $ 6.00
                                                                          ======

INVESTOR WOULD RECEIVE $6.00 ON A $10.00 DIRECT INVESTMENT IN THE BASKET (A -40% TOTAL RETURN).
--------------------------------------------------------------------------------

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S-6

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HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes compared to an investment, 33.34% of which is composed of the S&P Index, 33.33% of which is composed of the DJ EURO STOXX Index, and 33.33% of which is composed of the Nikkei Index.

ASSUMPTIONS:

--------------------------------------------------------------------------------
Principal Amount:                $10.00
Basket Starting Level            100
Principal Protection:            100% at maturity
Participation Rate:              100%
Basket Performance:              100% to -100%
Term:                            4 years 9 months - 5 years 3 months (the actual
                                 term will be determined on the trade date)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      100% OF                               PAYMENT AT
                      POSITIVE                               MATURITY
       BASKET          BASKET                 RETURN          ($10 +
       RETURN*         RETURN*               ON NOTE*     RETURN ON NOTE)*
--------------------------------------------------------------------------------
        100%           100.0%                 $10.00          $20.00
         90%            90.0%                  $9.00          $19.00
         80%            80.0%                  $8.00          $18.00
         70%            70.0%                  $7.00          $17.00
         60%            60.0%                  $6.00          $16.00
         50%            50.0%                  $5.00          $15.00
         40%            40.0%                  $4.00          $14.00
         30%            30.0%                  $3.00          $13.00
         20%            20.0%                  $2.00          $12.00
         10%            10.0%                  $1.00          $11.00
--------------------------------------------------------------------------------
          0%             0.0%                  $0.00          $10.00
--------------------------------------------------------------------------------
        -20%             0.0%                  $0.00          $10.00
        -40%             0.0%                  $0.00          $10.00
        -60%             0.0%                  $0.00          $10.00
        -80%             0.0%                  $0.00          $10.00
       -100%             0.0%                  $0.00          $10.00
--------------------------------------------------------------------------------

* Percentages have been rounded for ease of analysis

                               [BAR CHART OMITTED]

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                                                                             S-7

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RISK FACTORS

The return on the Notes is linked to the performance of the S&P 500(R) Index (the "S&P Index"), the Dow Jones EURO STOXX 50(R) Index (the "DJ EURO STOXX Index") and the Nikkei(R) 225 Index (the "Nikkei Index", and together with the S&P Index and the DJ EURO STOXX Index the "Basket Indices"). Investing in the Notes is not equivalent to a direct investment in the Basket Indices. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS PROTECTED ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You will receive at least the minimum payment of 100% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

THE BASKET IS COMPOSED OF THE THREE BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 33.34% of which is composed of the S&P Index, 33.33% of which is composed of the DJ EURO STOXX Index and 33.33% of which is composed of the Nikkei Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 10% DJ EURO STOXX Index Return and a 10% Nikkei Index Return would be completely offset by a -20% S&P Index Return, resulting in no appreciation of your principal.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (the "S&P Index Sponsor") with respect to the S&P Index, STOXX limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the "DJ EURO STOXX Index Sponsor) with respect to the EURO STOXX Index and Nikon Keizai Shimbun, Inc. (the "Nikkei Index Sponsor") with respect to the Nikkei Index (the S&P Index Sponsor, the DJ EURO STOXX Index Sponsor and the Nikkei Index Sponsor are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its

RISK FACTORS
--------------------------------------------------------------------------------

respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level of the Basket Indices on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of each Basket Index (i.e., the frequency and magnitude of changes in the level of each Basket Index);

> the composition of each Basket Index and changes to its constituent stocks;

>     the market prices of the Basket Constituent Stocks;

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

>     the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

RISK FACTORS
--------------------------------------------------------------------------------

> economic, financial, political, regulatory, or judicial events that affect the level of the Basket or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>     the creditworthiness of UBS.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-32, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Moreover, UBS and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Basket Constituent Stocks and one or more of the Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of Basket Constituent Stocks may have.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-14) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-28 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-30. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-31. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on a day when the calculation agent will determine the Basket Ending Level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind

RISK FACTORS
--------------------------------------------------------------------------------

our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE BASKET ENDING LEVEL FOR A PARTICULAR BASKET INDEX OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-28.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE BASKET INDICES.

Although some of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-26.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

Some of the Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies,

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RISK FACTORS
--------------------------------------------------------------------------------

the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

--------------------------------------------------------------------------------

THE INDICES

THE S&P 500(R) INDEX

We have derived all information regarding the S&P 500(R) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time (the "Index Constituent Stocks") compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of March 31, 2006, 425 companies or 86.1% of the Index by market capitalization traded on the New York Stock Exchange, 75 companies or 13.9% of the Index by market capitalization traded on The Nasdaq Stock Market, and 0 companies or 0.0% of the Index by market capitalization traded on the American Stock Exchange. As of March 31, 2006, the Index represented approximately 72% of the market value of S&P's internal database of over 6,985 equities. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 6,985 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index with the number of companies currently included in each group indicated in parentheses:
Consumer Discretionary (88), Consumer Staples (39), Energy (30), Financials
(84), Health Care (58), Industrials (53), Information Technology (77), Materials
(31), Telecommunication Services (8) and Utilities (32). S&P may, from time to time, in its sole discretion, add companies to or delete companies from the Index to achieve the objectives stated above.

S&P calculates the Index by reference to the prices of the Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the Index Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE INDEX

S&P currently computes the Index as of a particular time as follows:

> the product of the market price per share and the number of then outstanding shares of each component stock, adjusted as described below, is determined as of that time (referred to as the "market value" of that stock);

>     the market values of all component stocks as of that time are aggregated;

> the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

> the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

THE INDICES
--------------------------------------------------------------------------------

> the current aggregate market value of all component stocks is divided by the base value; and

>     the resulting quotient, expressed in decimals, is multiplied by ten.

Prior to March 2005, the market value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In September 2004, S&P announced that it would transition to using a "float-adjusted" number of shares to calculate the Index, meaning that, with respect to each component stock, only the number of shares of such stock available to investors, rather than all of the outstanding shares, would be used to determine the component stock's market value. S&P stated that the transition to float adjustment would take place in two steps. The first step took place in March 2005, when S&P began calculating market value as the product of the market price per share and the average of the number of outstanding shares and the float-adjusted number of shares of a component stock. The second step took place in September 2005, when S&P began using only the float-adjusted number of shares to calculate market value.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

>     the issuance of stock dividends;

> the granting to shareholders of rights to purchase additional shares of stock;

>     the purchase of shares by employees pursuant to employee benefit plans;

>     consolidations and acquisitions;

> the granting to shareholders of rights to purchase other securities of the issuer;

>     the substitution by S&P of particular component stocks in the Index; or

>     other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                                New Market Value
             Old Base Value  x  ----------------  =  New Base Value
                                Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. S&P does not guarantee the accuracy or the completeness of the Index or any data included in the Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on April 21, 2006 was 1,311.28.

The graph below illustrates the performance of the Index from January 30, 1987 through April 21, 2006.

                                  [BAR CHART]

  [The following table was depicted as a bar chart in the printed materials.]

                              1987         274.08
                                            284.2
                                            291.7
                                           288.36
                                            290.1
                                              304
                                           318.66
                                            329.8
                                           321.83
                                           251.79
                                            230.3
                                           247.08
                              1988         257.07
                                           267.82
                                           258.89
                                           261.33
                                           262.16
                                            273.5
                                           272.02
                                           261.52
                                           271.91
                                           278.97
                                            273.7
                                           277.72
                              1989         297.47
                                           288.86
                                           294.87
                                           309.64
                                           320.52
                                           317.98
                                           346.08
                                           351.45
                                           349.15
                                           340.36
                                           345.99
                                            353.4
                              1990         329.08
                                           331.89
                                           339.94
                                            330.8
                                           361.23
                                           358.02
                                           356.15
                                           322.56
                                           306.05
                                              304
                                           322.22
                                           330.22
                              1991         343.93
                                           367.07
                                           375.22
                                           375.34
                                           389.83
                                           371.16
                                           387.81
                                           395.43
                                           387.86
                                           392.45
                                           375.22
                                           417.09
                              1992         408.79
                                            412.7
                                           403.69
                                           414.95
                                           415.35
                                           408.14
                                           424.22
                                           414.03
                                            417.8
                                           418.68
                                           431.35
                                           435.71
                              1993         438.78
                                           443.38
                                           451.67
                                           440.19
                                           450.19
                                           450.53
                                           448.13
                                           463.56
                                           458.93
                                           467.83
                                           461.79
                                           466.45
                              1994         481.61
                                           467.14
                                           445.77
                                           450.91
                                           456.51
                                           444.27
                                           458.26
                                            475.5
                                           462.71
                                           472.35
                                           453.69
                                           459.27
                              1995         470.42
                                           487.39
                                           500.71
                                           514.71
                                            533.4
                                           544.75
                                           562.06
                                           561.88
                                           584.41
                                            581.5
                                           605.37
                                           615.93
                              1996         636.02
                                           640.43
                                            645.5
                                           654.17
                                           669.12
                                           670.63
                                           639.95
                                           651.99
                                           687.31
                                           705.27
                                           757.02
                                           740.74
                              1997         786.16
                                           790.82
                                           757.12
                                           801.34
                                           848.28
                                           885.14
                                           954.29
                                           899.47
                                           947.28
                                           914.62
                                            955.4
                                           970.43
                              1998         980.28
                                          1049.34
                                          1101.75
                                          1111.75
                                          1090.82
                                          1133.84
                                          1120.67
                                           957.28
                                          1017.01
                                          1098.67
                                          1163.63
                                          1229.23
                              1999        1279.64
                                          1238.33
                                          1286.37
                                          1335.18
                                          1301.84
                                          1372.71
                                          1328.72
                                          1320.41
                                          1282.71
                                          1362.93
                                          1388.91
                                          1469.25
                              2000        1394.46
                                          1366.42
                                          1498.58
                                          1452.43
                                           1420.6
                                           1454.6
                                          1430.83
                                          1517.68
                                          1436.51
                                           1429.4
                                          1314.95
                                          1320.28
                              2001        1366.01
                                          1239.94
                                          1160.33
                                          1249.46
                                          1255.82
                                          1224.42
                                          1211.23
                                          1133.58
                                          1040.94
                                          1059.78
                                          1139.45
                                          1148.08
                              2002         1130.2
                                          1106.73
                                          1147.39
                                          1076.92
                                          1067.14
                                           989.82
                                           911.62
                                           916.07
                                           815.28
                                           885.76
                                           936.31
                                           879.82
                              2003          855.7
                                           841.15
                                           848.18
                                           916.92
                                           963.59
                                            974.5
                                           990.31
                                          1008.01
                                           995.97
                                          1050.71
                                           1058.2
                                          1111.92
                              2004        1131.13
                                          1144.94
                                          1126.21
                                           1107.3
                                          1120.68
                                          1140.84
                                          1101.72
                                          1104.24
                                          1114.58
                                           1130.2
                                          1173.82
                                          1211.92
                              2005        1181.27
                                           1203.6
                                          1180.59
                                          1156.85
                                           1191.5
                                          1191.33
                                          1234.18
                                          1220.33
                                          1228.81
                                          1207.01
                                          1249.48
                                          1248.29
                         1/20/2006        1280.08
                                          1280.66
                                          1294.83
                                          1308.11

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

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THE INDICES
--------------------------------------------------------------------------------

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

THE DOW JONES EURO STOXX 50(SM) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(SM) Index (the "DJ EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "DJ EURO STOXX Index Sponsor"). The DJ EURO STOXX Index Sponsor owns the copyright and all other rights to the DJ EURO STOXX Index. The DJ EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the DJ EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The DJ EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The DJ EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The DJ EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The DJ EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones STOXXTMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the DJ EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the DJ EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the DJ EURO STOXX Index ranked between 41 and 60 are added as DJ EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the DJ EURO STOXX Index contains 50 stocks. The DJ EURO STOXX Index composition is reviewed annually in September and is subject to change.

THE INDICES
--------------------------------------------------------------------------------

The DJ EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the DJ EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the DJ EURO STOXX Index Constituent Stocks.

The DJ EURO STOXX Index is denominated in Euros. The DJ EURO STOXX Index Return will be calculated based on the closing levels of the DJ EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE DJ EURO STOXX INDEX

According to publicly available information as of April 21, 2006, securities comprising the DJ EURO STOXX Index (the "DJ EURO STOXX Index Constituent Stocks") consist of the companies listed below. The weighting of each of the DJ EURO STOXX Index Constituent Stocks within the DJ EURO STOXX Index is also provided.

NAME                                        COUNTRY                 SECTOR                            % WEIGHT
----                                        -------                 ------                            --------
Total SA                                  France                  Energy                                6.63%
Sanofi-Aventis                            France                  Consumer, Non-cyclical                3.99%
Nokia OYJ                                 Finland                 Communications                        3.86%
Banco Santander Central Hispano SA        Spain                   Financial                             3.81%
E.ON AG                                   Germany                 Utilities                             3.40%
BNP Paribas                               France                  Financial                             3.30%
Siemens AG                                Germany                 Industrial                            3.29%
ING Groep NV                              Netherlands             Financial                             3.27%
ENI SpA                                   Italy                   Energy                                3.11%
UniCredito Italiano SpA                   Italy                   Financial                             3.10%
Banco Bilbao Vizcaya Argentaria SA        Spain                   Financial                             2.93%
Telefonica SA                             Spain                   Communications                        2.80%
Allianz AG                                Germany                 Financial                             2.74%
Societe Generale                          France                  Financial                             2.55%
Deutsche Bank AG                          Germany                 Financial                             2.49%
ABN AMRO Holding NV                       Netherlands             Financial                             2.38%
AXA SA                                    France                  Financial                             2.33%
DaimlerChrysler AG                        Germany                 Consumer, Cyclical                    2.21%
Fortis                                    Belgium                 Financial                             1.93%
SAP AG                                    Germany                 Technology                            1.93%
Suez SA                                   France                  Utilities                             1.87%
Deutsche Telekom AG                       Germany                 Communications                        1.82%
BASF AG                                   Germany                 Basic Materials                       1.80%
RWE AG                                    Germany                 Utilities                             1.75%
Assicurazioni Generali SpA                Italy                   Financial                             1.72%
Vivendi SA                                France                  Communications                        1.67%
Unilever NV                               Netherlands             Consumer, Non-cyclical                1.65%
Koninklijke Philips Electronics NV        Netherlands             Industrial                            1.65%
France Telecom SA                         France                  Communications                        1.53%
Enel SpA                                  Italy                   Utilities                             1.46%
Carrefour SA                              France                  Consumer, Non-cyclical                1.41%
Telecom Italia SpA                        Italy                   Communications                        1.32%
Endesa SA                                 Spain                   Utilities                             1.30%
Bayer AG                                  Germany                 Basic Materials                       1.29%
Groupe Danone                             France                  Consumer, Non-cyclical                1.25%
Muenchener Rueckversicherungs AG          Germany                 Financial                             1.20%
Repsol YPF SA                             Spain                   Energy                                1.19%
Credit Agricole SA                        France                  Financial                             1.10%

THE INDICES
--------------------------------------------------------------------------------

NAME                                        COUNTRY                 SECTOR                            % WEIGHT
----                                        -------                 ------                            --------
L'Oreal SA                                France                  Consumer, Non-cyclical                1.10%
LVMH Moet Hennessy
Louis Vuitton SA                          France                  Diversified                           1.09%
Aegon NV                                  Netherlands             Financial                             1.06%
Iberdrola SA                              Spain                   Utilities                             1.03%
Cie de Saint-Gobain                       France                  Industrial                            1.00%
Air Liquide                               France                  Basic Materials                       0.97%
Alcatel SA                                France                  Communications                        0.91%
Renault SA                                France                  Consumer, Cyclical                    0.86%
Lafarge SA                                France                  Industrial                            0.83%
Sanpaolo IMI SpA                          Italy                   Financial                             0.82%
Allied Irish Banks Plc                    Ireland                 Financial                             0.81%
Koninklijke Ahold NV                      Netherlands             Consumer, Non-cyclical                0.52%

HISTORICAL CLOSING LEVELS OF THE DJ EURO STOXX INDEX

Since its inception, the DJ EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the DJ EURO STOXX Index during any period shown below is not an indication that the value of the DJ EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the DJ EURO STOXX Index do not give an indication of the future performance of the DJ EURO STOXX Index. UBS cannot make any assurance that the future performance of the DJ EURO STOXX Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the DJ EURO STOXX Index as of April 21, 2006 was 3,888.46.

The graph below illustrates the performance of the DJ EURO STOXX Index from January 30, 1987 through April 21, 2006.

                                  [BAR CHART]

  [The following table was depicted as a bar chart in the printed materials.]

                              1987         859.08
                                           840.97
                                           869.44
                                           881.46
                                           866.41
                                            905.3
                                           955.83
                                           951.06
                                           930.71
                                           730.75
                                           658.03
                                           648.13
                              1988         635.95
                                           708.88
                                           701.56
                                           710.55
                                           711.12
                                           760.54
                                           780.03
                                           761.63
                                           809.03
                                           837.84
                                           828.32
                                           861.36
                              1989         880.79
                                           852.86
                                           883.82
                                           901.71
                                           923.42
                                           953.51
                                           997.91
                                           1038.1
                                          1032.57
                                           970.43
                                          1023.52
                                          1098.49
                              1990        1069.92
                                          1048.91
                                          1115.39
                                          1087.94
                                          1116.83
                                          1120.33
                                          1116.48
                                           962.15
                                           845.96
                                           889.57
                                           872.81
                                           858.72
                              1991         871.77
                                           959.23
                                           982.08
                                          1002.08
                                          1045.52
                                          1003.15
                                          1000.94
                                          1016.62
                                             1007
                                          1003.13
                                           985.85
                                             1000
                              1992        1045.71
                                          1082.35
                                          1060.78
                                          1085.06
                                          1105.18
                                          1056.93
                                           988.96
                                           951.68
                                           968.58
                                           980.05
                                          1012.37
                                          1033.51
                              1993        1043.55
                                          1128.36
                                          1140.82
                                          1114.25
                                          1113.68
                                          1157.58
                                          1236.14
                                          1321.88
                                          1285.92
                                          1359.41
                                          1326.28
                                          1433.34
                              1994        1456.88
                                          1396.06
                                          1365.74
                                          1427.37
                                          1358.74
                                           1284.6
                                           1373.6
                                          1397.12
                                          1302.53
                                          1327.67
                                          1323.35
                                          1320.59
                              1995        1296.71
                                          1312.78
                                          1300.13
                                          1346.68
                                          1377.67
                                          1362.52
                                          1435.52
                                          1432.86
                                           1419.6
                                          1407.17
                                           1455.1
                                          1506.82
                              1996        1611.05
                                          1595.64
                                          1612.24
                                          1671.13
                                          1673.76
                                           1665.9
                                          1590.93
                                          1601.43
                                          1694.51
                                          1700.54
                                          1817.95
                                          1850.32
                              1997        2005.36
                                          2077.22
                                          2137.28
                                          2164.68
                                          2220.86
                                          2398.41
                                          2674.83
                                          2407.58
                                          2581.36
                                          2331.25
                                          2423.74
                                          2531.99
                              1998        2676.03
                                          2878.04
                                          3153.32
                                          3120.94
                                          3357.77
                                          3406.82
                                          3480.63
                                          2978.12
                                          2670.97
                                          2887.11
                                          3179.09
                                          3342.32
                              1999        3547.15
                                          3484.24
                                          3559.86
                                          3757.87
                                          3629.46
                                          3788.66
                                          3638.62
                                          3769.14
                                          3669.71
                                          3922.91
                                          4314.38
                                          4904.46
                              2000        4684.48
                                          5182.62
                                          5249.55
                                          5303.95
                                          5200.89
                                          5145.35
                                           5122.8
                                          5175.12
                                          4915.18
                                          5057.46
                                          4790.08
                                          4772.39
                              2001         4779.9
                                          4318.88
                                             4185
                                          4525.01
                                          4426.24
                                          4243.91
                                          4091.38
                                          3743.97
                                          3296.66
                                          3478.63
                                          3658.27
                                          3806.13
                              2002        3670.26
                                          3624.74
                                          3784.05
                                          3574.23
                                          3425.79
                                          3133.39
                                          2685.79
                                          2709.29
                                          2204.39
                                          2518.99
                                          2656.85
                                          2386.41
                              2003        2248.17
                                          2140.73
                                          2036.86
                                          2324.23
                                          2330.06
                                          2419.51
                                          2519.79
                                          2556.71
                                          2395.87
                                          2575.04
                                          2630.47
                                          2760.66
                              2004        2839.13
                                          2893.18
                                          2787.49
                                          2787.48
                                          2736.83
                                          2811.08
                                          2720.05
                                          2670.79
                                           2726.3
                                          2811.72
                                          2876.39
                                          2951.24
                              2005        2984.59
                                          3058.32
                                          3055.73
                                           2930.1
                                           3076.7
                                          3181.54
                                          3326.51
                                          3263.78
                                          3428.51
                                          3320.15
                                          3447.07
                                          3578.93
                         3/30/2006        3691.41
                                          3774.51
                                          3853.74
                                          3862.27

SOURCE: BLOOMBERG L.P.

THE INDICES
--------------------------------------------------------------------------------

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the DJ EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the DJ EURO STOXX Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(SM)" is a service mark of the DJ EURO STOXX Index Sponsor. The DJ EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the DJ EURO STOXX Index and its service marks for use in connection with the Notes.

The DJ EURO STOXX Index Sponsor does NOT:

>     Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the DJ EURO STOXX Index or have any obligation to do so.

The DJ EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the DJ EURO STOXX Index Sponsor does not make any warranty, express or implied, and the DJ EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the DJ EURO STOXX Index and the data included in the DJ EURO STOXX Index;

>     the accuracy or completeness of the DJ EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the DJ EURO STOXX Index or its data;

> the DJ EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the DJ EURO STOXX Index or its data; and

> under no circumstances will the DJ EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the DJ EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the DJ EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

THE NIKKEI(R) 225 INDEX

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Nikkei Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical

THE INDICES
--------------------------------------------------------------------------------

performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of April 21, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second

THE INDICES
--------------------------------------------------------------------------------

Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Nikkei Index as of April 21, 2006 was 17,403.96.

THE INDICES
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Nikkei Index from January 30, 1987 through April 21, 2006.

                                  [BAR CHART]

  [The following table was depicted as a bar chart in the printed materials.]

                              1987        20048.3
                                          20421.7
                                          21566.7
                                          23274.8
                                          24772.4
                                          24176.4
                                          24488.1
                                          26029.2
                                          26010.9
                                            22765
                                          22686.8
                                            21564
                              1988        23622.3
                                          25242.8
                                          26260.3
                                          27434.1
                                          27416.7
                                          27769.4
                                          27911.6
                                          27365.9
                                          27923.7
                                          27982.5
                                          29578.9
                                            30159
                              1989        31581.3
                                          31985.6
                                          32838.7
                                          33713.4
                                          34266.8
                                          32948.7
                                          34953.9
                                          34431.2
                                          35636.8
                                          35549.4
                                          37268.8
                                          38915.9
                              1990        37188.9
                                            34592
                                          29980.4
                                          29584.8
                                          33130.8
                                          31940.2
                                          31035.7
                                          25978.4
                                          20983.5
                                          25194.1
                                          22454.6
                                          23848.7
                              1991        23293.1
                                          26409.2
                                            26292
                                          26111.2
                                          25789.6
                                            23291
                                          24120.8
                                          22335.9
                                          23916.4
                                          25222.3
                                          22687.3
                                          22983.8
                              1992        22023.1
                                          21338.8
                                          19345.9
                                          17390.7
                                          18347.8
                                          15951.7
                                          15910.3
                                          18061.1
                                          17399.1
                                          16767.4
                                          17683.7
                                          16924.9
                              1993        17023.8
                                          16953.3
                                          18591.4
                                          20919.2
                                          20552.3
                                            19590
                                          20380.1
                                          21026.6
                                          20105.7
                                            19703
                                          16406.5
                                          17417.2
                              1994        20229.1
                                          19997.2
                                          19111.9
                                          19725.2
                                          20973.6
                                          20643.9
                                          20449.4
                                          20628.5
                                          19563.8
                                          19989.6
                                          19075.6
                                          19723.1
                              1995        18649.8
                                          17053.4
                                            16140
                                          16806.8
                                          15436.8
                                          14517.4
                                          16677.5
                                          18117.2
                                          17913.1
                                          17654.6
                                          18744.4
                                          19868.2
                              1996        20812.7
                                          20125.4
                                          21406.8
                                          22041.3
                                          21956.2
                                          22530.8
                                          20692.8
                                          20166.9
                                          21556.4
                                          20466.9
                                          21020.4
                                          19361.3
                              1997          18330
                                            18557
                                          18003.4
                                          19151.1
                                          20068.8
                                            20605
                                          20331.4
                                          18229.4
                                          17887.7
                                          16458.9
                                          16636.3
                                          15258.7
                              1998        16628.5
                                          16831.7
                                          16527.2
                                          15641.3
                                          15670.8
                                          15830.3
                                            16379
                                          14107.9
                                          13406.4
                                          13564.5
                                          14883.7
                                          13842.2
                              1999        14499.2
                                          14367.5
                                          15836.6
                                          16701.5
                                          16111.7
                                          17529.7
                                          17861.9
                                          17436.6
                                          17605.5
                                          17942.1
                                          18558.2
                                          18934.3
                              2000        19539.7
                                          19959.5
                                          20337.3
                                          17973.7
                                          16332.5
                                          17411.1
                                          15727.5
                                          16861.3
                                          15747.3
                                          14539.6
                                          14648.5
                                          13785.7
                              2001        13843.5
                                          12883.5
                                          12999.7
                                          13934.3
                                          13262.1
                                            12969
                                          11860.8
                                          10713.5
                                          9774.68
                                          10366.3
                                          10697.4
                                          10542.6
                              2002         9997.8
                                          10587.8
                                          11024.9
                                          11492.5
                                          11763.7
                                          10621.8
                                          9877.94
                                           9619.3
                                          9383.29
                                          8640.48
                                          9215.56
                                          8578.95
                              2003        8339.94
                                          8363.04
                                          7972.71
                                          7831.42
                                          8424.51
                                          9083.11
                                          9563.21
                                          10343.5
                                            10219
                                          10559.6
                                          10100.6
                                          10676.6
                              2004        10783.6
                                          11041.9
                                          11715.4
                                          11761.8
                                          11236.4
                                          11858.9
                                          11325.8
                                          11081.8
                                          10823.6
                                          10771.4
                                          10899.2
                                          11488.8
                              2005        11387.6
                                          11740.6
                                            11669
                                          11008.9
                                          11276.6
                                            11584
                                          11899.6
                                          12413.6
                                          13574.3
                                          13606.5
                                          14872.2
                                          16111.4
                         3/30/2006        16649.8
                                          16205.4
                                          17059.7
                                          16914.4

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

THE INDICES
--------------------------------------------------------------------------------

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

--------------------------------------------------------------------------------

VALUATION OF THE NOTES

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes equal to the GREATER of:

      (i)   $10

      OR

      (ii)  $10 + ($10 x (Participation Rate x Basket Return)).

The "Basket Return" will be calculated as follows:

                        Basket Ending Level - Basket Starting Level
      Basket Return  =  -------------------------------------------
                                 Basket Starting Level

The "Basket Starting Level" will equal 100.

The "Basket Ending Level" will be calculated as follows:

  100 x (1 + (33.34% of the S&P Index Return + 33.33% of the DJ STOXX EURO Index
                   Return + 33.33% of the Nikkei Index Return))

Participation in any appreciation in the level of the Basket is equal to 100% of the Basket Return. For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity" on page S-26.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-8 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of a basket (the "Basket"), which is comprised of three equity indices (each a "Basket Index", and together, the "Basket Indices") weighted as follows:

      BASKET INDICES                                               WEIGHTS
      --------------------------------------------------------------------
      S&P 500(R) Index ("S&P Index") .........................      33.34%
      Dow Jones EURO STOXX 50(SM) Index ("DJ
      EURO STOXX Index") .....................................      33.33%
      Nikkei(R) 225 Index ("Nikkei Index") ...................      33.33%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATIONS

Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in intervals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i)   $10

            OR

      (ii)  $10 + ($10 x (Participation Rate x Basket Return)).

The "Participation Rate" will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Basket Return," which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

                           Basket Ending Level - Basket Starting Level
         Basket Return  =  -------------------------------------------
                                     Basket Starting Level

where the "Basket Starting Level" equals 100 and the "Basket Ending Level" will be calculated as follows:

  100 x (1 + (33.34% of the S&P Index Return + 33.33% of the DJ EURO STOXX Index
                   Return + 33.33% of the Nikkei Index Return))

The "S&P Index Return" is calculated based on the closing level of the S&P Index on the trade date relative to the final valuation date and is calculated as follows:

      S&P Index Return = S&P Index Ending Level - S&P Index Starting Level
                         -------------------------------------------------
                                    S&P Index Starting Level

where the S&P Index Starting Level is __ and the S&P Index Ending Level will be the closing level of the S&P Index on the final valuation date.

The "DJ EURO STOXX Index Return" is calculated based on the closing level of the DJ EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

                                     DJ EURO STOXX Index Ending Level -
        DJ EURO STOXX Index Return = DJ EURO STOXX Index Starting Level
                                     -----------------------------------
                                     DJ EURO STOXX Index Starting Level

where the DJ EURO STOXX Index Starting Level is __ and the DJ EURO STOXX Index Ending Level will be the closing level of the DJ EURO STOXX Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

  Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                        -------------------------------------------------------
                                        Nikkei Index Starting Level

where the Nikkei Index Starting Level is __ and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

MATURITY DATE

The maturity date will be __ (a date no earlier than February __, 2011 and no later than August __, 2011, to be determined on the trade date), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be __ (a date no earlier than February __, 2011 and no later than August __, 2011, to be determined on the trade date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>     no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>     acquire or dispose of securities of the issuers of Basket Constituent
      Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>     any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of U.S., European or Asian equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-8 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------

CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF DECEMBER 31, 2005                                  CHF                 USD
--------------------------------------------------------------------------------
                                                            (IN MILLIONS)
Debt
  Debt issued(1) ...............................     270,434             205,663
                                                     -------             -------
  Total Debt ...................................     270,434             205,663
Minority Interest(2) ...........................       7,619               5,794
Shareholders' Equity ...........................      44,324              33,708
                                                     -------             -------
Total capitalization ...........................     322,377             245,165
                                                     =======             =======

----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON REMAINING MATURITIES.
(2)   INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We have determined the comparable yield for the Notes is equal to __% per annum, compounded semiannually, with a projected payment at maturity of $__ based on an investment of $1,000. Based upon this comparable yield, if you are an initial holder that holds a Note until maturity and you pay your taxes on a calendar year basis, you would generally be required to pay taxes on the following amounts of ordinary income from the Note each year: $__ in 2006, $__ in 2007, $__ in 2008, $__ in 2009, $__ in 2010, and $__ in 2011. However, if the amount you receive at maturity is greater than $__, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in 2011 by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than $__, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in 2011 by an amount that is equal to such difference. If the amount you receive at maturity is less than $__, then you would recognize a net ordinary loss in 2011 in an amount equal to such difference.

YOU ARE REQUIRED TO USE THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE SET FORTH ABOVE IN DETERMINING YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, UNLESS YOU TIMELY DISCLOSE AND JUSTIFY ON YOUR FEDERAL INCOME TAX RETURN THE USE OF A DIFFERENT COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED TO YOU FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, AND WE MAKE NO REPRESENTATIONS REGARDING THE AMOUNT OF CONTINGENT PAYMENTS WITH RESPECT TO THE NOTES.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of the Notes will equal the Notes' original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Notes under the rules set forth above.

Any gain you recognize upon the sale or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. You will generally only be able to use such ordinary loss to offset your income in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold the Notes as your private property, you should consult with your own tax advisor. Your interest in the Notes will be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you will be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you will be taxed upon the difference between the sale proceeds and your initially invested amount.

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ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

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PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..........................................     S-1
Risk Factors ...........................................................     S-8
The Indices ............................................................    S-14
Valuation of the Notes .................................................    S-25
Specific Terms of the Notes ............................................    S-26
Use of Proceeds and Hedging ............................................    S-32
Capitalization of UBS ..................................................    S-33
Supplemental Tax Considerations ........................................    S-34
ERISA Considerations ...................................................    S-37
Supplemental Plan of Distribution ......................................    S-38

PROSPECTUS

Introduction ...........................................................       3
Cautionary Note Regarding Forward-Looking Statements ...................       5
Incorporation of Information About UBS AG ..............................       7
Where You Can Find More Information ....................................       8
Presentation of Financial Information ..................................       9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its
  Management and Others ................................................      10
Capitalization of UBS ..................................................      10
UBS ....................................................................      11
Use of Proceeds ........................................................      13
Description of Debt Securities We May Offer ............................      14
Description of Warrants We May Offer ...................................      36
Legal Ownership and Book-Entry Issuance ................................      53
Considerations Relating to Indexed Securities ..........................      59
Considerations Relating to Securities Denominated or Payable in or
  Linked to a Non-U.S. Dollar Currency .................................      62
U.S. Tax Considerations ................................................      65
Tax Considerations Under the Laws of Switzerland .......................      76
ERISA Considerations ...................................................      78
Plan of Distribution ...................................................      79
Validity of the Securities .............................................      82
Experts ................................................................      82

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[LOGO OF UBS]

PRINCIPAL
PROTECTED
NOTES

UBS AG $__ NOTES
LINKED TO AN INDEX BASKET
DUE __ 2011

PROSPECTUS SUPPLEMENT

MAY __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.